EXHIBIT 99.1

Hanmi Reports Strong Fourth Quarter and Full Year Results Driven by Loan Growth and Expanding Net Interest Income

2017 Fourth Quarter and Full Year Highlights:

  Fourth quarter net income of $11.5 million, or $0.36 per diluted share
    Income tax expense for the quarter and year reflects a charge of $3.9 million, or $0.12 per diluted share, from the re-measurement of deferred tax assets due to the change in the Federal corporate tax rate signed into law on December 22, 2017.
  Fourth quarter net interest income increased to $46.3 million, up 3.2% from the prior quarter; Net interest income for the year was $176.8 million, up 10.4%.
  Fourth quarter net interest margin, on a taxable equivalent basis, was 3.79%, unchanged from prior quarter and compares to 3.96% from a year ago
  Loans and leases receivable of $4.3 billion, up 10.4% in the fourth quarter on an annualized basis driven by new loan and lease production of $262.4 million; Loans and leases receivable up 12.0% year-over-year.
  Deposits of $4.3 billion, up 4.8% in the fourth quarter on an annualized basis; Total deposits were up 14.1% year-over-year.
  Efficiency ratio for the fourth quarter and 2017 full year was 54.2% and 54.3%, respectively.

LOS ANGELES, Jan. 23, 2018 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) (or “Hanmi”), the parent company of Hanmi Bank (the “Bank”) today reported net income for the 2017 fourth quarter of $11.5 million or $0.36 per diluted share, compared with $14.9 million, or $0.46 per diluted share for the 2017 third quarter and $14.4 million, or $0.45 per diluted share for the 2016 fourth quarter.

For the 2017 year, net income was $54.7 million, or $1.69 per diluted share, compared with $56.5 million, or $1.75 per diluted share, for 2016.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Act”) was enacted into law. Beginning in 2018, the Tax Reform Act reduces the Federal tax rate for corporations from 35% to 21% and changes or limits certain tax deductions. As a result of the lower corporate tax rate, during the fourth quarter of 2017,  Hanmi recorded a one-time revaluation adjustment of $3.9 million to reduce its deferred tax assets, which increased income tax expense and reduced fourth quarter and full year earnings by approximately $0.12 per diluted share.

Mr. C. G. Kum, President and Chief Executive Officer, said, “Hanmi’s excellent fourth quarter results concluded another year of safe and profitable growth for the Bank. I am pleased to report that the strong growth of the Loan and lease portfolio in 2017, continuing our trend of double-digit growth, was the primary driver of our top line revenue expansion. Our ability to sustain this growth trajectory in 2018 and beyond has strengthened with the fourth quarter opening of a de novo branch in the vibrant New York/New Jersey market. Importantly, the mix of our earning assets continue to improve as we ended 2017 with Commercial Real Estate loans constituting 71.2% of the total loan portfolio as compared to 76.3% at year-end 2016.”

Mr. Kum continued, “Cost effective deposit gathering was challenging in the Asian American market in 2017. We, however, were able to increase deposits 14% and, at the same time, maintain a stable net interest margin in 2017. Finally, even after accounting for the additional income tax provision stemming from the revaluation of our deferred tax assets, Hanmi’s 2017 net income represented an attractive full year return on average assets of 1.10%.”

Quarterly Highlights
(in thousands, except per share data)

	As of or For the Three Months Ended					Amount Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16

Net income	$11,500	$14,923	$14,457	$13,783	$14,416	$(3,423)	$(2,916)
Net income per diluted common share	$0.36	$0.46	$0.45	$0.43	$0.45	$(0.10)	$(0.09)

Assets	$5,210,485	$5,111,396	$4,973,346	$4,811,821	$4,701,346	$99,089	$509,139
Loans and leases receivable	$4,304,458	$4,195,355	$4,073,062	$3,943,951	$3,844,769	$109,103	$459,689
Deposits	$4,348,654	$4,299,010	$4,259,173	$4,083,165	$3,809,737	$49,644	$538,917

Return on average assets	0.88%	1.18%	1.19%	1.18%	1.26%	-0.29	-0.38
Return on average stockholders' equity	8.12%	10.73%	10.65%	10.46%	10.84%	-2.61	-2.72

Net interest margin (1)	3.79%	3.79%	3.81%	3.89%	3.96%	0.00	-0.17
Net interest margin excluding acquisition accounting (2)	3.76%	3.76%	3.76%	3.84%	3.86%	0.00	-0.10
Efficiency ratio (3)	54.16%	53.33%	54.74%	54.95%	51.77%	0.83	2.38
Efficiency ratio excluding merger and integration costs	54.16%	53.33%	54.75%	55.01%	51.15%	0.83	3.01

Tangible common equity to tangible assets (2)	10.58%	10.72%	10.83%	10.98%	11.05%	-0.14	-0.47
Tangible common equity per common share (2)	$16.96	$16.86	$16.59	$16.26	$16.03	$0.09	$0.93

(1) Amounts calculated on a fully taxable equivalent basis using the statutory federal tax rate of 35%.
(2) Refer to "Non-GAAP Financial Measures" for further details.
(3) Noninterest expense divided by net interest income plus noninterest income

Results of Operations
Fourth quarter 2017 net interest income increased 3.2% to $46.3 million from $44.9 million in the third quarter reflecting the solid expansion of loans and leases receivables. Average loans and leases grew 3.3% quarter-over-quarter.  On a year-over-year basis, fourth quarter net interest income was up 10.2% from $42.1 million last year.

Net interest income of $176.8 million for the full year in 2017 increased 10.4% compared with $160.2 million for the full year in 2016. The year-over-year improvement in net interest income reflects the 18.0% growth in average loans and leases.

	For the Three Months Ended (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
Net Interest Income	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16

Interest and fees on loans and leases(1)	$52,176	$50,265	$47,971	$45,378	$43,780	3.8%	19.2%
Interest on securities	3,194	3,188	2,949	2,520	2,550	0.2%	25.3%
Dividends on FHLB stock	289	286	283	374	927	1.0%	-68.8%
Interest on deposits in other banks	125	123	123	77	55	1.6%	127.3%
Total interest and dividend income	55,784	53,862	51,326	48,349	47,312	3.6%	17.9%

Interest on deposits	7,402	7,071	6,463	5,154	4,799	4.7%	54.2%
Interest on borrowings	363	198	49	468	207	83.3%	75.4%
Interest on subordinated debentures	1,676	1,667	1,636	373	241	0.5%	595.4%
Total interest expense	9,441	8,936	8,148	5,995	5,247	5.7%	79.9%
Net interest income	$46,343	$44,926	$43,178	$42,354	$42,065	3.2%	10.2%

(1) Includes loans held for sale.

Net interest margin (on a taxable equivalent basis) for the fourth quarter of 2017 was 3.79%, unchanged from the prior quarter as loan yields increased by 3 basis points and cost of deposits increased by 2 basis points. Compared to the fourth quarter a year ago, net interest margin declined by 17 basis points, principally reflecting the subordinated debt issuance in the first quarter of 2017.

For the full year of 2017, net interest margin was 3.82% compared with 3.95% a year ago. Excluding acquisition accounting, the net interest margin was little-changed year-over-year at 3.78% and 3.79% respectively.

	For the Three Months Ended (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
Average Earning Assets and Interest-bearing Liabilities	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16
Loans and lease receivables (1)	$4,227,259	$4,092,131	$3,951,934	$3,881,686	$3,690,955	3.3%	14.5%
Securities	611,181	611,538	585,384	526,549	530,241	-0.1%	15.3%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	36,386	38,981	47,402	38,600	40,548	-6.7%	-10.3%
Average interest-earning assets	$4,891,211	$4,759,035	$4,601,105	$4,463,220	$4,278,129	2.8%	14.3%

Demand: interest-bearing	$90,646	$90,720	$93,873	$97,602	$95,399	-0.1%	-5.0%
Money market and savings	1,513,408	1,526,951	1,532,733	1,406,903	1,305,565	-0.9%	15.9%
Time deposits	1,408,227	1,384,724	1,320,005	1,173,184	1,165,828	1.7%	20.8%
Average interest-bearing deposits	3,012,281	3,002,395	2,946,611	2,677,689	2,566,792	0.3%	17.4%
Borrowings	119,946	67,935	20,000	270,500	174,674	76.6%	-31.3%
Subordinated debentures	117,198	117,065	116,850	30,950	18,919	0.1%	519.5%
Average interest-bearing liabilities	$3,249,425	$3,187,395	$3,083,461	$2,979,139	$2,760,385	1.9%	17.7%

	For the Three Months Ended					Amount Change
	Dec 31,	Sep 30,	Jun 31,	Mar 31,	Dec 31,	Q4-17	Q4-17
Average Yields and Rates	2017	2017	2017	2016	2016	vs. Q3-17	vs. Q4-16
Loans and lease receivables (1)	4.90%	4.87%	4.87%	4.74%	4.72%	0.03	0.18
Securities (2)	2.37%	2.41%	2.35%	2.30%	2.31%	-0.04	0.06
FHLB stock	7.00%	6.93%	6.93%	9.26%	22.63%	0.07	-15.63
Interest-bearing deposits in other banks	1.36%	1.25%	1.04%	0.81%	0.54%	0.11	0.82
Interest-earning assets	4.56%	4.53%	4.52%	4.44%	4.45%	0.03	0.11

Interest-bearing deposits	0.97%	0.93%	0.88%	0.78%	0.74%	0.04	0.23
Borrowings	1.20%	1.16%	0.98%	0.70%	0.47%	0.04	0.73
Subordinated debentures	5.70%	5.68%	5.59%	4.82%	5.07%	0.02	0.63
Interest-bearing liabilities	1.15%	1.11%	1.06%	0.82%	0.76%	0.04	0.39

Net interest margin (taxable equivalent basis)	3.79%	3.79%	3.81%	3.89%	3.96%	0.00	-0.17

Cost of deposits	0.68%	0.66%	0.62%	0.54%	0.50%	0.02	0.18

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the statutory federal tax rate of 35%.

For the fourth quarter of 2017, Hanmi recorded a provision for loan losses of $0.2 million compared with $0.3 million for the preceding quarter.

For the full year of 2017, Hanmi recorded a provision for loan losses of $0.8 million, compared with a negative loan loss provision of $4.3 million for the full year of 2016.

Fourth quarter noninterest income decreased 12.9% to $7.7 million from $8.8 million for the third quarter of 2017 primarily due to a $0.9 million decrease in disposition gains on PCI loans and a $0.5 million decrease in gains on sales of SBA loans. Gains on sales of SBA loans were $2.1 million for the fourth quarter 2017, down from $2.5 million from the third quarter of 2017 as the volume of SBA loans sold decreased to $27.5 million from $32.5 million for the preceding quarter. Disposition gains on PCI loans were $0.1 million for the fourth quarter of 2017, compared with $1.0 million for the prior quarter. PCI loans from the 2014 acquisition were $7.7 million at the end of the fourth quarter of 2017, down 11.0% from the prior quarter.

For the year ended 2017, noninterest income increased $0.3 million, or 1.0%, to $33.4 million from $33.1 million for the same period last year primarily due to a $2.7 million increase in gains on sales of SBA loans and a $1.7 million increase in gains on sales of securities, partially offset by a $3.2 million reduction in disposition gains on PCI loans. Disposition gains on PCI loans were $1.8 million for the year ended 2017, compared with $5.0 million for the year ended 2016. Gains on sales of SBA loans were $8.7 million for the year ended 2017, compared with $6.0 million for the year ended 2016 as the volume of SBA loans sold increased to $112.0 million from $84.9 million for the same period last year.

	For the Three Months Ended (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
Noninterest Income	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16
Service charges on deposit accounts	$2,729	$2,678	$2,461	$2,528	$2,599	1.9%	5.0%
Trade finance and other service charges and fees	1,047	1,133	1,269	1,047	1,132	-7.6%	-7.5%
Other operating income	1,485	1,213	1,826	1,726	991	22.4%	49.8%
Service charges, fees & other	5,261	5,024	5,556	5,301	4,722	4.7%	11.4%

Gain on sale of SBA loans	2,056	2,546	2,668	1,464	1,787	-19.2%	15.1%
Disposition gain on PCI loans	91	979	540	183	1,559	-90.7%	-94.2%
Net gain on sales of securities	275	267	938	269	-	3.0%	0.0%
Total noninterest income	$7,683	$8,816	$9,702	$7,217	$8,068	-12.9%	-4.8%

Noninterest expense for the fourth quarter increased 2.1% to $29.3 million from $28.7 million for the third quarter primarily due to a $0.3 million increase in professional fees and a $0.3 million increase in salaries and employee benefits expense. As a result of the increase in noninterest expense, as well as lower noninterest income, the efficiency ratio increased to 54.2% in the fourth quarter from 53.3% in the prior quarter.

For the year ended 2017, noninterest expense increased $5.9 million, or 5.4%, to $114.1 million from $108.2 million for the same period last year primarily due to increased salaries and employee benefits expense, higher data processing fees, and increased occupancy and equipment expense. As a result of the increase in noninterest expense, coupled with the improvements in revenue from the growth in earning assets, the efficiency ratio improved to 54.3% for the year ended 2017 from 56.0% for the year ended 2016.

	For the Three Months Ended (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16
Noninterest Expense
Salaries and benefits	$17,270	$16,947	$16,623	$17,104	$16,246	1.9%	6.3%
Occupancy and equipment	3,997	3,883	3,878	3,982	3,641	2.9%	9.8%
Data processing	1,812	1,779	1,738	1,631	1,455	1.9%	24.5%
Professional fees	1,552	1,210	1,554	1,148	1,311	28.3%	18.4%
Supplies and communication	778	755	745	635	683	3.0%	13.9%
Advertising and promotion	988	1,147	1,015	802	1,140	-13.9%	-13.3%
Other operating expenses	2,961	2,955	2,881	2,070	1,825	0.2%	62.2%
subtotal	29,358	28,676	28,434	27,372	26,301	2.4%	11.6%

OREO expense (income)	(100)	(16)	519	(101)	(658)	525.0%	-84.8%
Merger and integration costs	-	-	(9)	(31)	312	0.0%	-100.0%
Total noninterest expense	$29,258	$28,660	$28,944	$27,240	$25,955	2.1%	12.7%

Hanmi recorded a provision for income taxes of $13.0 million for the fourth quarter of 2017, representing an effective tax rate of 53.2%, compared with $9.9 million, representing an effective tax rate of 39.9%, for the preceding quarter. For the full year ended December 31, 2017 and 2016, Hanmi recorded a provision for income taxes of $40.6 million and $32.9 million, respectively, representing effective tax rates of 42.6% and 36.8%, respectively. As noted previously, included in the provision for the quarter and year was the additional income tax expense of $3.9 million resulting from a one-time revaluation adjustment to reduce Hanmi’s deferred tax assets due to the change in the Federal corporate tax rate to 21% from 35%. The effective tax rate, before the additional income tax expense, was 37.5% and 38.6% for the 2017 fourth quarter and year, respectively.

Financial Position
Total assets were $5.21 billion at December 31, 2017, a 2.0% increase from $5.11 billion at September 30, 2017. The increase in total assets was primarily due to an increase in loans and leases receivable.

Loans and leases receivable, before the allowance for loan and lease losses, were $4.30 billion at December 31, 2017, up 2.6% from $4.20 billion at September 30, 2017. The increase in loans and leases from the prior quarter reflects Hanmi’s continued strong loan production. Loans held for sale, representing the guaranteed portion of SBA loans, were $6.4 million at December 31, 2017 compared with $6.5 million at the end of the 2017 third quarter.

Loans and leases receivable, before the allowance for loan and lease losses, increased 12.0% from $3.84 billion for the fourth quarter last year, primarily due to strong loan production over the last twelve months, as well as last year’s fourth quarter acquisition and commencement of the Commercial Equipment Leasing division.

	As of (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16
Loan and Lease Portfolio
Commercial real estate loans	$3,069,063	$3,108,931	$3,068,069	$2,991,123	$2,939,608	-1.3%	4.4%
Residential real estate loans	521,852	430,627	384,044	359,152	338,767	21.2%	54.0%
Commercial and industrial loans	399,197	364,456	346,150	316,284	300,220	9.5%	33.0%
Lease receivable	297,286	272,271	257,525	259,591	243,294	9.2%	22.2%
Consumer loans	17,060	19,070	17,274	17,801	22,880	-10.5%	-25.4%
Loans and leases receivable	4,304,458	4,195,355	4,073,062	3,943,951	3,844,769	2.6%	12.0%
Loans held for sale	6,394	6,469	10,949	8,849	9,316	-1.2%	-31.4%
Total loans	$4,310,852	$4,201,824	$4,084,011	$3,952,800	$3,854,085	2.6%	11.9%

Acquired Loans(1)
PCI loans, net of discounts	$7,748	$8,704	$8,784	$8,960	$9,863	-11.0%	-21.4%
Non-PCI loans, net of discounts	83,456	91,013	96,600	101,062	104,733	-8.3%	-20.3%
Total acquired loans	$91,204	$99,717	$105,384	$110,022	$114,596	-8.5%	-20.4%

(1) Includes UCB acquired only.

New loan production for the 2017 fourth quarter was $262.4 million while payoffs and amortization was $222.2 million compared with $220.4 million and $145.4 million for the third quarter of 2017. Fourth quarter 2017 new loan production was comprised of $117.0 million of commercial real estate loans, $47.7 million of commercial and industrial loans, $43.5 million of SBA loans, $52.4 million of commercial leases and $1.8 million of consumer loans. Loan purchases for the 2017 fourth quarter were $105.0 million, compared with $88.2 million in the third quarter of 2017. For the fourth quarter of 2017, commercial real estate loans as a percentage of total loans and leases decreased to 71.3% compared with 76.5% for the same period last year.

Deposits increased to $4.35 billion at the end of the 2017 fourth quarter from $4.30 billion at the end of the preceding quarter. Time deposits and noninterest-bearing demand deposits led this growth. The loans to deposits ratio at December 31, 2017 increased to 99.0% from 97.6% at September 30, 2017.

Deposits increased 14.1% from $3.81 billion in the fourth quarter last year, primarily due to the strength of Hanmi’s retail branch network as time deposits increased 20.0% and money market and savings deposits increased 14.9% from a year ago.

	As of (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16
Deposit Portfolio
Demand: noninterest-bearing	$1,312,274	$1,293,538	$1,260,929	$1,241,272	$1,203,240	1.4%	9.1%
Demand: interest-bearing	92,948	90,734	93,390	99,433	96,856	2.4%	-4.0%
Money market and savings	1,527,100	1,534,457	1,528,127	1,534,578	1,329,324	-0.5%	14.9%
Time deposits of $250,000 or less	954,104	949,826	916,197	731,445	734,383	0.5%	29.9%
Time deposits of more than $250,000	462,228	430,455	460,530	476,437	445,934	7.4%	3.7%
Total deposits	$4,348,654	$4,299,010	$4,259,173	$4,083,165	$3,809,737	1.2%	14.1%

At December 31, 2017, stockholders’ equity was $562.5 million, compared with $559.2 million at September 30, 2017. Tangible common stockholders’ equity was $549.9 million, or 10.58% of tangible assets, compared with $546.6 million, or 10.72% of tangible assets at September 30, 2017. Tangible book value per share was $16.96, compared to $16.86 in the third quarter.

Hanmi continues to be well capitalized, with a preliminary Tier 1 risk-based capital ratio of 12.41% and a Total risk-based capital ratio of 15.32% at December 31, 2017, versus 12.56% and 15.58%, respectively, at September 30, 2017.

	As of					Amount Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.32%	15.58%	15.69%	16.16%	13.86%	-0.26	1.46
Tier 1 risk-based capital	12.41%	12.56%	12.58%	12.93%	13.02%	-0.15	-0.61
Common equity tier 1 capital	12.05%	12.20%	12.22%	12.56%	12.73%	-0.15	-0.68
Tier 1 leverage capital ratio	10.79%	10.92%	11.08%	11.21%	11.53%	-0.13	-0.74
Hanmi Bank
Total risk-based capital	15.16%	15.32%	15.44%	15.91%	13.64%	-0.16	1.52
Tier 1 risk-based capital	14.44%	14.55%	14.62%	15.07%	12.80%	-0.11	1.64
Common equity tier 1 capital	14.44%	14.55%	14.62%	15.07%	12.80%	-0.11	1.64
Tier 1 leverage capital ratio	12.56%	12.66%	12.89%	13.08%	11.33%	-0.10	1.23

(1) Preliminary ratios for December 31, 2017

During the quarter, Hanmi declared a cash dividend on its common stock for the 2017 fourth quarter of $0.21 per common share, in line from the prior quarter. The dividend was paid on November 20, 2017, to stockholders of record as of the close of business on October 30, 2017.

Asset Quality
Nonperforming loans, excluding PCI loans, were $15.8 million at the end of the fourth quarter of 2017, or 0.37% of loans, compared with $14.6 million at the end of the third quarter of 2017, or 0.35% of loans. Loans past due 30 to 89 days and still accruing was 0.20% of loans at the end of the fourth quarter of 2017, compared with 0.12% of loans at the end of the third quarter.

OREO was $1.9 million at the end of the fourth quarter of 2017, unchanged from the prior quarter. Nonperforming assets were $17.8 million at the end of the fourth quarter of 2017, or 0.34% of assets, compared with 0.32% of assets at the end of the prior quarter.

Gross charge-offs for the fourth quarter of 2017 were $2.6 million compared with $2.4 million for the preceding quarter. Gross-charge-offs included a $1.3 million charge-off of a fully-reserved SBA loan originated in 2012. Recoveries of previously charged-off loans for the fourth quarter of 2017 were $973,000 compared with $871,000 for the preceding quarter. As a result, there were net charge-offs of $1.7 million for the fourth quarter of 2017, or 0.16% of average loans and leases, compared to net charge-offs of $1.5 million, or 0.15%, for the preceding quarter.

The allowance for loan and lease losses was $31.0 million as of December 31, 2017, generating an allowance to receivable ratio of 0.72% compared with 0.77% as of September 30, 2017.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-17	Q4-17
	2017	2017	2017	2017	2016	vs. Q3-17	vs. Q4-16
Asset Quality
Nonperforming assets (1):
Nonaccrual loans	$15,805	$14,558	$16,464	$12,774	$11,406	$1,247	$4,399
Loans 90 days or more past due and still accruing	-	-	-	-	-	-	-
Nonperforming loans	15,805	14,558	16,464	12,774	11,406	1,247	4,399
OREO, net	1,946	1,946	4,321	4,636	7,484	-	(5,538)
Nonperforming assets	$17,751	$16,504	$20,785	$17,410	$18,890	$1,247	$(1,139)

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$8,498	$4,993	$9,431	$6,273	$5,718	$3,505	$2,780
Delinquent loans to loans	0.20%	0.12%	0.23%	0.16%	0.15%	0.08	0.05

Allowance for loan and lease losses:
Balance at beginning of period	$32,492	$33,758	$33,152	$32,429	$38,972
Loan and lease loss provision (income)	220	269	422	(80)	151
Net loan charge-offs (recoveries)	1,669	1,535	(184)	(803)	6,694
Balance at end of period	$31,043	$32,492	$33,758	$33,152	$32,429

Asset quality ratios:
Nonperforming loans to loans (1)	0.37%	0.35%	0.41%	0.32%	0.30%
Nonperforming assets to assets (1)	0.34%	0.32%	0.42%	0.36%	0.40%
Net loan charge-offs (recoveries) to average loans (3)	0.16%	0.15%	-0.02%	-0.08%	0.73%
Allowance for loan losses to loans	0.72%	0.77%	0.83%	0.84%	0.84%
Allowance for loan losses to nonperforming loans (1) (2)	194.39%	217.74%	200.67%	252.54%	275.80%

Allowance for off-balance sheet items:
Balance at beginning of period	$915	$1,135	$1,184	$1,184	$1,491
Provision (income) for off-balance sheet items	381	(220)	(49)	-	(307)
Balance at end of period	$1,296	$915	$1,135	$1,184	$1,184

(1) Excludes PCI loans
(2) Excludes allowance for loan losses allocated to PCI loans
(3) Annualized

Conference Call
Management will host a conference call today, January 23, 2018 at 2:00 p.m. PT (5:00 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 2:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 40 full-service branches and 8 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan and lease losses; credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and lease losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Richard Pimentel
Senior Vice President & Corporate Finance Officer
213-427-3191

Lasse Glassen
Investor Relations
Addo Investor Relations
310-829-5400

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	December 31,	September 30,	Percentage	December 31,	Percentage
	2017	2017	Change	2016	Change
Assets
Cash and due from banks	$153,826	$138,139	11.4%	$147,235	4.5%
Securities available for sale, at fair value	578,804	598,440	-3.3%	516,964	12.0%
Loans held for sale, at the lower of cost or fair value	6,394	6,469	-1.2%	9,316	-31.4%
Loans and leases receivable, net of allowance for loan and lease losses	4,273,415	4,162,863	2.7%	3,812,340	12.1%
Accrued interest receivable	12,770	12,098	5.6%	10,987	16.2%
Customers' liability on acceptances	803	647	24.1%	978	-17.9%
Servicing assets	10,218	10,428	-2.0%	10,564	-3.3%
Premises and equipment, net	26,655	26,648	0.0%	28,698	-7.1%
Goodwill and other intangible assets, net	12,544	12,628	-0.7%	12,889	-2.7%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Other real estate owned ("OREO"), net	1,946	1,946	0.0%	7,484	-74.0%
Income tax asset	38,279	46,210	-17.2%	48,047	-20.3%
Bank-owned life insurance	50,554	50,268	0.6%	49,440	2.3%
Prepaid expenses and other assets	27,892	28,227	-1.2%	30,019	-7.1%
Total assets	$5,210,485	$5,111,396	1.9%	$4,701,346	10.8%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,312,274	$1,293,538	1.4%	$1,203,240	9.1%
Interest-bearing	3,036,380	3,005,472	1.0%	2,606,497	16.5%
Total deposits	4,348,654	4,299,010	1.2%	3,809,737	14.1%
Accrued interest payable	5,309	4,071	30.4%	2,567	106.8%
Bank's liability on acceptances	803	657	22.2%	978	-17.9%
Borrowings	150,000	110,000	36.4%	315,000	-52.4%
Subordinated debentures	117,270	117,140	0.1%	18,978	517.9%
Accrued expenses and other liabilities	25,972	21,271	22.1%	23,061	12.6%
Total liabilities	4,648,008	4,552,149	2.1%	4,170,321	11.5%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	565,627	564,787	0.1%	562,446	0.6%
Accumulated other comprehensive income (loss)	(1,869)	290	-744.5%	(2,394)	-21.9%
Retained earnings	70,575	65,858	7.2%	41,726	69.1%
Less treasury stock	(71,889)	(71,721)	0.2%	(70,786)	1.6%
Total stockholders' equity	562,477	559,247	0.6%	531,025	5.9%
Total liabilities and stockholders' equity	$5,210,485	$5,111,396	1.9%	$4,701,346	10.8%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)
	Three Months Ended
	December 31,	September 30,	Percentage	December 31,	Percentage
	2017	2017	Change	2016	Change
Interest and dividend income:
Interest and fees on loans and leases	$52,176	$50,265	3.8%	$43,780	19.2%
Interest on securities	3,194	3,188	0.2%	2,550	25.3%
Dividends on FHLB stock	289	286	1.0%	927	-68.8%
Interest on deposits in other banks	125	123	1.6%	55	127.3%
Total interest and dividend income	55,784	53,862	3.6%	47,312	17.9%
Interest expense:
Interest on deposits	7,402	7,071	4.7%	4,799	54.2%
Interest on FHLB borrowings	363	198	83.3%	207	75.4%
Interest on subordinated debentures	1,676	1,667	0.5%	241	595.4%
Total interest expense	9,441	8,936	5.7%	5,247	79.9%
Net interest income before provision for loan and lease losses	46,343	44,926	3.2%	42,065	10.2%
Loan and lease loss provision	220	269	-18.2%	151	45.7%
Net interest income after provision for loan and lease losses	46,123	44,657	3.3%	41,914	10.0%
Noninterest income:
Service charges on deposit accounts	2,729	2,678	1.9%	2,599	5.0%
Trade finance and other service charges and fees	1,047	1,133	-7.6%	1,132	-7.5%
Gain on sale of Small Business Administration ("SBA") loans	2,056	2,546	-19.2%	1,787	15.1%
Disposition gains on Purchased Credit Impaired ("PCI") loans	91	979	-90.7%	1,559	-94.2%
Net gain on sales of securities	275	267	3.0%	-	-
Other operating income	1,485	1,213	22.4%	991	49.8%
Total noninterest income	7,683	8,816	-12.9%	8,068	-4.8%
Noninterest expense:
Salaries and employee benefits	17,270	16,947	1.9%	16,246	6.3%
Occupancy and equipment	3,997	3,883	2.9%	3,641	9.8%
Data processing	1,812	1,779	1.9%	1,455	24.5%
Professional fees	1,552	1,210	28.3%	1,311	18.4%
Supplies and communications	778	755	3.0%	683	13.9%
Advertising and promotion	988	1,147	-13.9%	1,140	-13.3%
OREO (income)	(100)	(16)	525.0%	(658)	-84.8%
Other operating expenses	2,961	2,955	0.2%	1,825	62.2%
Merger and integration costs	-	-	-	312	-100.0%
Total noninterest expense	29,258	28,660	2.1%	25,955	12.7%
Income before provision for income taxes	24,548	24,813	-1.1%	24,027	2.2%
Income tax expense	13,048	9,890	31.9%	9,611	35.8%
Net income	$11,500	$14,923	-22.9%	$14,416	-20.2%
					-
Basic earnings per share:	$0.36	$0.46		$0.45
Diluted earnings per share:	$0.36	$0.46		$0.45
Weighted-average shares outstanding:
Basic	32,109,792	32,095,286		31,956,822
Diluted	32,299,838	32,255,814		32,149,625
Common shares outstanding	32,431,630	32,413,082		32,330,747

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Twelve Months Ended
	December 31,	December 31,	Percentage
	2017	2016	Change
Interest and dividend income:
Interest and fees on loans and leases	$195,790	$164,642	18.9%
Interest on securities	11,850	11,154	6.2%
Dividends on FRB and FHLB stock	1,232	2,467	-50.1%
Interest on deposits in other banks	449	208	115.9%
Total interest and dividend income	209,321	178,471	17.3%
Interest expense:
Interest on deposits	26,089	16,570	57.4%
Interest on FHLB borrowings	1,077	879	22.5%
Interest on subordinated debentures	5,353	825	548.8%
Total interest expense	32,519	18,274	78.0%
Net interest income before provision for loan and lease losses	176,802	160,197	10.4%
Loan and lease loss provision (income)	831	(4,339)	-119.2%
Net interest income after provision for loan losses	175,971	164,536	6.9%
Noninterest income:
Service charges on deposit accounts	10,396	11,380	-8.6%
Trade finance and other service charges and fees	4,495	4,232	6.2%
Gain on sale of Small Business Administration ("SBA") loans	8,734	6,034	44.7%
Net gain on sales of securities	1,748	46	3700.0%
Disposition gains on Purchased Credit Impaired ("PCI") loans	1,792	4,970	-63.9%
Other operating income	6,250	6,413	-2.5%
Total noninterest income	33,415	33,075	1.0%
Noninterest expense:
Salaries and employee benefits	67,944	63,956	6.2%
Occupancy and equipment	15,740	14,992	5.0%
Data processing	6,960	5,674	22.7%
Professional fees	5,464	5,374	1.7%
Supplies and communications	2,912	2,949	-1.3%
Advertising and promotion	3,952	3,910	1.1%
OREO expense	302	63	379.4%
Other operating expenses	10,868	10,993	-1.1%
Merger and integration costs (income)	(40)	312	-112.8%
Total noninterest expense	114,102	108,223	5.4%
Income before provision for income taxes	95,284	89,388	6.6%
Income tax expense	40,624	32,899	23.5%
Net income	$54,660	$56,489	-3.2%
			-
Basic earnings per share:	$1.70	$1.76
Diluted earnings per share:	$1.69	$1.75
Weighted-average shares outstanding:
Basic	32,071,585	31,899,582
Diluted	32,249,918	32,048,704
Common shares outstanding	32,431,630	32,330,747

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans and leases receivable (1)	$4,227,259	$52,176	4.90%	$4,092,131	$50,265	4.87%	$3,690,955	$43,780	4.72%
Securities (2)	611,181	3,619	2.37%	611,538	3,683	2.41%	530,241	3,057	2.31%
FHLB stock	16,385	289	7.00%	16,385	286	6.93%	16,385	927	22.63%
Interest-bearing deposits in other banks	36,386	125	1.36%	38,981	123	1.25%	40,548	55	0.54%
Total interest-earning assets	4,891,211	56,209	4.56%	4,759,035	54,357	4.53%	4,278,129	47,819	4.45%

Noninterest-earning assets:
Cash and due from banks	118,230			114,108			115,211
Allowance for loan losses	(32,469)			(34,252)			(39,235)
Other assets	185,994			188,813			192,001
Total assets	$5,162,966			$5,027,704			$4,546,106

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$90,646	$18	0.08%	$90,720	$18	0.08%	$95,399	$19	0.08%
Money market and savings	1,513,408	3,315	0.87%	1,526,951	3,311	0.86%	1,305,565	2,340	0.71%
Time deposits	1,408,227	4,069	1.15%	1,384,724	3,742	1.07%	1,165,828	2,440	0.83%
Total interest-bearing Deposits	3,012,281	7,402	0.97%	3,002,395	7,071	0.93%	2,566,792	4,799	0.74%
Borrowings	119,946	363	1.20%	67,935	198	1.16%	174,674	207	0.47%
Subordinated debentures	117,198	1,676	5.70%	117,065	1,667	5.68%	18,919	241	5.07%
Total interest-bearing liabilities	3,249,425	9,441	1.15%	3,187,395	8,936	1.11%	2,760,385	5,247	0.76%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,321,182			1,257,954			1,229,042
Other liabilities	30,482			30,592			27,497
Stockholders' equity	561,877			551,763			529,182

Total liabilities and stockholders' equity	$5,162,966			$5,027,704			$4,546,106

Net interest income		$46,768			$45,421			$42,572

Cost of deposits			0.68%			0.66%			0.50%
Net interest spread			3.41%			3.42%			3.69%
Net interest margin			3.79%			3.79%			3.96%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the statutory federal tax rate of 35%.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Twelve Months Ended
	December 31, 2017			December 31, 2016
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans and leases receivable (1)	$4,039,346	$195,790	4.85%	$3,423,292	$164,642	4.81%
Securities (2)	583,971	13,771	2.36%	614,749	13,194	2.15%
FRB and FHLB stock	16,385	1,232	7.52%	24,189	2,467	10.20%
Interest-bearing deposits in other banks	40,333	449	1.11%	41,730	208	0.50%
Total interest-earning assets	4,680,035	211,242	4.51%	4,103,960	180,511	4.40%

Noninterest-earning assets:
Cash and due from banks	116,716			115,229
Allowance for loan losses	(33,277)			(40,856)
Other assets	188,992			194,365

Total assets	$4,952,466			$4,372,698

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$93,184	$74	0.08%	$95,298	$75	0.08%
Money market and savings	1,495,378	12,515	0.84%	1,074,247	6,470	0.60%
Time deposits	1,322,352	13,500	1.02%	1,255,883	10,025	0.80%
Total interest-bearing deposits	2,910,914	26,089	0.90%	2,425,428	16,570	0.68%
Borrowings	119,041	1,077	0.90%	196,708	879	0.45%
Subordinated debentures	95,811	5,353	5.57%	18,817	825	4.38%
Total interest-bearing liabilities	3,125,766	32,519	1.04%	2,640,953	18,274	0.69%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,249,158			1,182,157
Other liabilities	29,407			30,721
Stockholders' equity	548,135			518,867

Total liabilities and stockholders' equity	$4,952,466			$4,372,698

Net interest income		$178,723			$162,237

Cost of deposits			0.63%			0.46%
Net interest spread			3.47%			3.71%
Net interest margin			3.82%			3.95%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the statutory federal tax rate of 35%.

Non-GAAP Financial Measures

Acquisition Accounting

Core loan yield, core deposit costs, net interest income and net interest margin excluding acquisition accounting are supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are used by management in the analysis of Hanmi’s results of operations. The calculation of these measures is illustrated below. Management believes the presentation of these financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the results of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles these non-GAAP performance measures to the GAAP performance measures for the periods indicated:

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2016	2016
Core loan yield	4.87%	4.84%	4.82%	4.68%	4.63%
Accretion of discount on purchased loans	0.03%	0.03%	0.05%	0.06%	0.09%
As reported	4.90%	4.87%	4.87%	4.74%	4.72%

Core deposit cost	0.69%	0.67%	0.63%	0.55%	0.54%
Accretion of time deposits premium	0.01%	0.01%	0.01%	0.01%	0.04%
As reported	0.68%	0.66%	0.62%	0.54%	0.50%

	For the Three Months Ended
	December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017		December 31, 2016
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Net interest income and net interest margin excluding acquisition accounting (1)	$46,405	3.76%	$45,049	3.76%	$43,129	3.76%	$42,230	3.84%	$41,489	3.86%
Accretion of discount on Non-PCI loans	343	0.03%	303	0.03%	457	0.04%	527	0.05%	781	0.07%
Accretion of discount on PCI loans	(9)	0.00%	38	0.00%	52	0.00%	54	0.00%	78	0.01%
Accretion of time deposits premium	115	0.01%	116	0.01%	116	0.01%	126	0.01%	314	0.03%
Amortization of subordinated debentures discount	(86)	-0.01%	(85)	-0.01%	(81)	-0.01%	(77)	-0.01%	(90)	-0.01%
Net impact	363	0.03%	372	0.03%	544	0.05%	630	0.05%	1,083	0.10%
As reported, on a fully taxable equivalent basis (1)	$46,768	3.79%	$45,421	3.79%	$43,673	3.81%	$42,860	3.89%	$42,572	3.96%

(1) Amounts calculated on a fully taxable equivalent basis using the statutory federal tax rate of 35%: rates may not sum due to rounding.

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	December 31,	September 30,	June 30,	March 31,	December 31,
Hanmi Financial Corporation	2017	2017	2017	2017	2016
Assets	$5,210,485	$5,111,396	$4,973,346	$4,811,821	$4,701,346
Less goodwill	(11,031)	(11,031)	(11,031)	(11,031)	(11,031)
Less other intangible assets	(1,513)	(1,597)	(1,681)	(1,766)	(1,858)
Tangible assets	$5,197,941	$5,098,768	$4,960,634	$4,799,024	$4,688,457

Stockholders' equity	$562,477	$559,247	$550,140	$539,542	$531,025
Less goodwill	(11,031)	(11,031)	(11,031)	(11,031)	(11,031)
Less other intangible assets	(1,513)	(1,597)	(1,681)	(1,766)	(1,858)
Tangible stockholders' equity	$549,933	$546,619	$537,428	$526,745	$518,136

Stockholders' equity to assets	10.80%	10.94%	11.06%	11.21%	11.30%
Tangible common equity to tangible assets	10.58%	10.72%	10.83%	10.98%	11.05%

Common shares outstanding	32,431,630	32,413,082	32,393,856	32,392,580	32,330,747
Tangible common equity per common share	$16.96	$16.86	$16.59	$16.26	$16.03